UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009

CRUSADER ENERGY GROUP INC.
 (Exact name of registrant as specified in its charter)

Nevada	1-32533	88-0349241
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4747 Gaillardia Parkway Oklahoma City, Oklahoma	73142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 285-7555

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On February 23, 2009, Union Bank of California, N.A. (“UBOC”), the administrative agent and issuing lender under the Second Amended and Restated Credit Agreement, dated June 26, 2008, among Crusader Energy Group Inc. (the “Company”), UBOC and the lenders party thereto, as amended (the “Credit Facility”), notified the Company that the lenders under the Credit Facility had completed their interim redetermination of the Company’s borrowing base (the “Borrowing Base Redetermination”), lowering the Company’s borrowing base from $70 million to $25 million. As of the date of, and after giving effect to, the Borrowing Base Redetermination, the aggregate principal amount of the advances currently outstanding under the Credit Facility exceeds the Company’s borrowing base by $5 million (the “Borrowing Base Deficiency”). As a result, and pursuant to the terms of the Credit Facility, the Company is required to take one of the following actions to timely eliminate the Borrowing Base Deficiency: (a) prepay the Borrowing Base Deficiency in full by March 5, 2009, (b) pledge additional collateral to cure the Borrowing Base Deficiency by March 25, 2009, (c) prepay the Borrowing Base Deficiency in six equal monthly installments with the first installment due on March 25, 2009, or (d) a combination of items (b) and (c) above. The Company must provide UBOC with a written response as to how it will timely eliminate the Borrowing Base Deficiency no later than March 5, 2009. The Company currently is evaluating which of such actions it will elect to pursue, and there can be no assurance that the Company will be able to effect such actions in accordance with the terms of the Credit Facility.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 25, 2009, the Company received notice that Shirley A. Ogden resigned as a director of the Company effective immediately due to time constraints relating to her primary job responsibilities at another company.

ITEM 8.01 OTHER EVENTS

The Company has retained the investment banking firm Jefferies & Company, Inc., to assist the Company in evaluating and assessing various financial and strategic alternatives, including alternatives to address the Borrowing Base Deficiency. There can be no assurance that the Company will be successful in identifying or effecting, on favorable terms or at all, any financial or strategic alternatives (which may include restructuring the Company’s debt or the issuance of additional equity or debt, the sale of some or all of the Company’s assets or a merger or other business combination involving the Company), including as may be required to remedy the borrowing base deficiency. If such efforts are not successful, the Company may be required to seek protection under Chapter 11 of the United States Bankruptcy Code.

On February 27, 2009, the Company issued a press release announcing the preliminary year end reserve and operating data and matters reported in this form 8-k. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUSADER ENERGY GROUP INC.

Date: February 27, 2009	By:	/s/ John G. Heinen

John G. Heinen
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 27, 2009

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